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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 11, 2000 accompanying the financial statements and schedule of NetCreations, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


         /s/  Grant Thornton LLP

         GRANT THORNTON LLP

         New York, New York
         June 23, 2000



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